Exhibit 10.14

FIRST AMENDED

FINANCIAL ADVISORY AGREEMENT

THIS FIRST AMENDED FINANCIAL ADVISORY AGREEMENT ("Agreement") is made and entered into on this the 17th day of April, 2007, by and among HFG International, Limited, Smarthigh Holdings Limited ("Smarthigh") and Powersmart Holdings Limited ("Powersmart").

W I T N E S S E T H:

WHEREAS, HFG, Smarthigh and Powersmart entered into that certain Financial Advisory Agreement dated as of November 28, 2007 (the "FAA);

WHEREAS, the parties hereto desire to amend the FAA as provided for herein; and

WHEREAS, except as otherwise modified by this Agreement, the FAA shall remain in full force and effect, with the obligations of the parties thereto remaining duly enforceable.

NOW, THEREFORE, for and in consideration of the covenants set forth herein and the mutual benefits to be gained by the parties hereto, and other good and valuable consideration, the receipt and adequacy of which are now and forever acknowledged and confessed, the parties hereto hereby agree and intend to be legally bound as follows:

1.      Amendment and Restatement. Section 4. of the FAA is amended and restated in its entirety as follows:

"Fees and Expenses. In consideration for the services to be provided by HFG under the terms of this Agreement, HFG shall be entitled to a fee of US$ 950,000 (the "Fee"). The Fee shall be immediately payable upon the closing date of the Going Public Transaction, via wire transferred funds.

In addition, the Company shall reimburse HFG for all documented travel and lodging expenses incurred by HFG personnel during the term of this Agreement. Prior to any incurrence of related expenses, HFG shall seek the Company’s permission. Costs for first class air travel shall not be reimbursed. Reimbursement is to be made within 10 days of receipt of a written request for reimbursement submitted to the Company"

Governing Law. This Agreement shall be governed by the laws of Hong Kong. It is understood that this Agreement will be prepared and executed in both the English and Chinese languages, with both versions having legal efficacy. If a dispute arises as to the interpretation of a particular provision of this Agreement because of differences between the Chinese and English languages, the dispute shall be resolved in accordance with the provisions of the Chinese version.

FIRST AMENDED FINANCIAL ADVISORY AGREEMENT – Page 1

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

HFG:

HFG International, Limited

By: /s/Timothy P. Halter-
Timothy P. Halter,
Its: President

Smarthigh:

Smarthigh Holdings Limited

By:/s/ShunqingZhang
Shunqing Zhang
Its: President

Powersmart:

Powersmart Holdings Limited

By:/s/Shunqing Zhang
Shunqing Zhang
Its: President

FIRST AMENDED FINANCIAL ADVISORY AGREEMENT – Page 2